THE GABELLI DIVIDEND & INCOME TRUST

(a Delaware Statutory Trust)

6,000,000 Shares of 4.250% Series K Cumulative Preferred Shares

AMENDMENT NO. 1 TO THE UNDERWRITING AGREEMENT

October 6, 2021

BofA Securities, Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters Listed on Schedule A hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”), dated as of October 4, 2021, among The Gabelli Dividend & Income Trust, a Delaware statutory trust (the “Fund”), Gabelli Funds, LLC, the Fund’s investment adviser and a New York limited liability company (the “Adviser”), BofA Securities, Inc. (“BofA Securities”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) and each of the other Underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”). Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Underwriting Agreement.

The parties hereby agree to amend and restate the number of Shares opposite the name of each Underwriter set forth in Schedule A to the Underwriting Agreement, as set forth in Schedule A to this letter agreement.

The provisions of the Underwriting Agreement and the Schedules attached thereto remain in full force and effect, with the amendment and restatement of Schedule A as set forth in this letter agreement. This letter agreement shall not constitute an amendment or waiver of any provision of the Underwriting Agreement and shall not be construed as a waiver or consent to any further or future action on the part of the parties hereto, except to the extent expressly set forth herein.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

THE GABELLI DIVIDEND & INCOME TRUST

By:
Name:
Title:

GABELLI FUNDS, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

As of the date first above written:

By:	BOFA SECURITIES, INC.

By:
Name:
Title:

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[Signature Page to Amendment No. 1 to the Underwriting Agreement]

SCHEDULE A

The Gabelli Dividend & Income Trust

4.250% Series K Cumulative Preferred Shares

Name of Underwriter	Number of Shares
BofA Securities, Inc	2,880,000

Morgan Stanley & Co. LLC	2,880,000

G.research, LLC	240,000

Total	6,000,000

A-1